SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                         Date of Report: April 22, 1996

                 Date of Earliest Event Reported: April 14, 1997



                                 H&R Block, Inc.
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             (Exact name of registrant as specified in its charter)


                                    Missouri
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         (State or other jurisdiction of incorporation or organization)


                                     I-6089
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                            (Commission File Number)


                                   44-0607856
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                      (I.R.S. Employer Identification No.)


                  4400 Main Street, Kansas City, Missouri 64111
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           (Address of principal executive office, including zip code)

                                 (816) 753-6900
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              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

     On April 14, 1997, H&R Block, Inc. ("Block") and Block Financial Corporation ("BFC"), the financial services subsidiary of Block, entered into an agreement with Fleet Financial Group, Inc. ("Fleet") for the purchase by BFC of all of the stock of Option One Mortgage Corporation for $190 million in cash, subject to closing and post-closing adjustments. The transaction was subject to the approvals of the boards of directors of Block and BFC. Such approvals were obtained on April 16, 1997, and the transaction was announced by Block that day. The transaction is expected to be completed by the end of June and is subject to regulatory approval and other customary closing conditions.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial statements of businesses acquired.

         Not applicable.

     (b) Pro forma financial information.

         Not applicable.

     (c) Exhibits.

         99.1 Press Release, dated April 16, 1997.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    H&R BLOCK, INC.


                                    By:/s/ Frank L. Salizzoni
                                       -------------------------------------
                                       Frank L. Salizzoni
                                       President and Chief Executive Officer


Date:   April 22, 1997

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                                  EXHIBIT INDEX

Exhibit No.       Description of Exhibit
-----------       ----------------------------------------------------------
   99.1           Text of press release issued by H&R Block, Inc. on
                  April 16, 1997


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